Axos Financial, Inc. Provides Mid-Quarter Update

Commercial and Consumer Average Deposits Grow 12% Annualized as of March 12, 2023

LAS VEGAS, NV – (BUSINESSWIRE) – March 12, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”), parent of Axos Bank, provided a mid-quarter business update for the third quarter ending March 31, 2023. Through March 12, 2023, the Company has seen the following:

•Commercial and consumer average deposits have grown by $388 million, or 12% annualized, to $13.7 billion
•Average deposits, including on-balance sheet securities deposits, are stable at $15 billion compared to the same level for the linked quarter
•Securities segment deposits have normalized to management’s previously discussed long-term average level of 6% to 7% of assets under custody with over $700 million of securities deposits placed off balance sheet
•FDIC insured deposits represent over 88% of total deposits
•Our investment securities portfolio at December 31, 2022, comprising approximately $248 million of available-for-sale securities, has a de minimis unrealized loss of $7 million, equal to 0.4% of our shareholders’ equity
•We have no securities classified as held-to-maturity
•No material change in credit quality for any lending portfolios

“Axos has one of the lowest unrealized securities losses of any bank in the country with one of the highest insured deposit ratios in the country,” stated Gregory Garrabrants, President and Chief Executive Officer of the Company. “We are encouraged by our deposit growth this quarter and continue to serve our existing clients and welcome new clients across our diverse businesses. We encourage you to contact Axos for your loan and deposit needs. Through our Insured Cash Sweep (“ICS”) program, we are able to securely provide FDIC insurance coverage for our deposit clients on balances above the $250,000 FDIC insurance limit up to $150 million dollars per client relationship.”

About Axos Financial, Inc. and Subsidiaries

Axos Financial, Inc. is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank is a nationwide bank, with approximately $18.7 billion in assets as of December 31, 2022. Axos Financial, Inc., through Axos Bank, provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $32.3 billion of assets under custody and/or administration as of December 31, 2022, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit investors.axosfinancial.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions and expectations of the environment in which Axos operates. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, inflation, government regulation, general economic conditions, including uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Johnny Lai, CFA
SVP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com